Exhibit 99.1

Orthofix Reports Fourth Quarter and Fiscal Year 2021 Results

•	Fourth quarter net sales of $125.1 million, an increase of 6% over the prior year
•	2021 annual net sales of $464.5 million, an increase of 14% over the prior year
•	Double-digit net sales growth in the quarter and for the year compared to the prior year period for both global Spinal Implants and Orthopedics
•	Entered into a partnership and investment with nView medical, developer of novel imaging and guidance systems

LEWISVILLE, Texas — February 25, 2022 — Orthofix Medical Inc. (NASDAQ:OFIX) today reported its financial results for the fourth quarter and fiscal year ended December 31, 2021. Net sales for the fourth quarter were $125.1 million, earnings (loss) per share (“EPS”) was $(1.65) and adjusted EPS was $0.27. For fiscal year 2021, net sales were $464.5 million, EPS was $(1.95) and adjusted EPS was $0.86.

“Despite the headwinds our industry faced throughout the year, we delivered double digit revenue growth while continuing to advance initiatives that will fuel the future of the business,” said Orthofix President and Chief Executive Officer Jon Serbousek. “We closed the year with strong fourth quarter performance, driven by year-over-year growth in Global Spinal Implants as well as growth in Orthopedics, primarily as a result of the continued strength of key products such as the M6-C™ artificial cervical disc and our Fitbone™ intramedullary limb-lengthening system.”

“Building on the momentum we have created over the last two years through strategic investments in our product portfolio and commercial channel, we see 2022 as an inflection point for our business. This year, we expect to accelerate our top line growth to mid-single digits at constant currency,” continued Serbousek. “As we move into 2023 and beyond, we expect to further accelerate our growth trajectory to become a high-single digit growth company with increasing profitability through continued disciplined investment in the areas of our business where we have a differentiated, competitive advantage.”

Financial Results Overview

Fourth Quarter

The following table provides net sales by major product category by reporting segment:

	Three Months Ended December 31,
(Unaudited, U.S. Dollars, in thousands)	2021	2020	Change	Constant Currency Change
Bone Growth Therapies	$49,627	$50,508	(1.7%)	(1.7%)
Spinal Implants	31,150	27,832	11.9%	12.2%
Biologics	15,071	15,163	(0.6%)	(0.6%)
Global Spine	95,848	93,503	2.5%	2.6%
Global Orthopedics	29,216	24,116	21.1%	24.5%
Net sales	$125,064	$117,619	6.3%	7.1%

Gross profit increased $3.3 million to $91.8 million. Gross margin decreased to 73.4% compared to 75.3% in the prior year period.

Net loss was $(32.8) million, or $(1.65) per share, compared to net loss of $(9.4) million, or $(0.48) per share in the prior year period. Adjusted net income was $5.4 million, or $0.27 per share, compared to adjusted net income of $8.6 million, or $0.44 per share in the prior year period.

EBITDA was $10.0 million, compared to $14.2 million in the prior year period. Adjusted EBITDA was $17.0 million, or 13.6% of net sales, compared to $22.1 million, or 18.8% of net sales, in the prior year period.

Fiscal Year 2021

The following table provides net sales by major product category by reporting segment:

	Year Ended December 31,
(U.S. Dollars, in thousands)	2021	2020	Change	Constant Currency Change
Bone Growth Therapies	$187,448	$171,396	9.4%	9.4%
Spinal Implants	115,094	94,857	21.3%	20.8%
Biologics	56,421	55,482	1.7%	1.7%
Global Spine	358,963	321,735	11.6%	11.4%
Global Orthopedics	105,516	84,827	24.4%	21.3%
Net sales	$464,479	$406,562	14.2%	13.5%

Gross profit increased $44.9 million to $349.6 million. Gross margin increased to 75.3% compared to 74.9% in the prior year period.

Net loss was $(38.4) million, or $(1.95) per share, compared to net income of $2.5 million, or $0.13 per share in the prior year period. Adjusted net income was $17.2 million, or $0.86 per share, compared to adjusted net income of $5.1 million, or $0.26 per share in the prior year period.

EBITDA was $29.7 million, compared to $32.7 million in the prior year period. Adjusted EBITDA was $61.3 million, or 13.2% of net sales, compared to $47.6 million, or 11.7% of net sales, in the prior year period.

Liquidity

As of December 31, 2021, cash, cash equivalents, and restricted cash totaled $87.8 million compared to $96.8 million as of December 31, 2020. As of December 31, 2021, the Company had no borrowings under its five year $300 million secured revolving credit facility. Cash flow from operations decreased $55.8 million to $18.5 million, while free cash flow decreased $58.3 million to $(1.1) million for the year ended December 31, 2021.

2022 Outlook

The Company continues to monitor and evaluate the impact the global response to the COVID-19 pandemic has had, and will continue to have, on its operations and financial results. As of the date hereof, the Company expects the following net sales and earnings results for the year ended December 31, 2022:

	2022 Full Year Outlook
(Unaudited, U.S. Dollars, in millions, except per share data)	Low		High
Net sales	$475.0	[1]	$490.0	[1]
Adjusted EBITDA	$56.0	[2]	$61.0	[2]
Adjusted EPS	$0.58	[3]	$0.73	[3]

1 Represents a year-over-year increase of 2% to 5% on a reported basis and 3% to 6% on a constant currency basis

2 Represents a year-over-year decrease of 9% to 0%

3 Represents a year-over-year decrease of 33% to 15%

The Company does not provide U.S. GAAP financial measures, other than net sales, on a forward-looking basis because the Company is unable to predict with reasonable certainty the ultimate outcome of legal proceedings, unusual gains and losses, acquisition-related expenses, accounting fair value adjustments, and other such items without unreasonable effort. These items are uncertain, depend on various factors, and could be material to the Company’s results computed in accordance with U.S. GAAP.

Conference Call

Orthofix will host a conference call today at 8:30 AM Eastern time to discuss the Company's financial results for the fourth quarter and fiscal year 2021. Interested parties may access the conference call by dialing (844) 200-6205 in the U.S., (833) 950-0062 in Canada and (929) 526-1599 all other locations, and referencing the access code 918184. A replay of the call will be available for three weeks by dialing (866) 813-9403 in the U.S., 0204 525 0658 in the U.K., (226) 828-7578 in Canada or +44 (204) 525-0658 all other locations, and entering the access code 624954. A webcast of the conference call may be accessed at ir.Orthofix.com.

About Orthofix

Orthofix Medical Inc. is a global medical device company with a spine and orthopedics focus. The Company’s mission is to deliver innovative, quality-driven solutions while partnering with health care professionals to improve patient mobility. Headquartered in Lewisville, Texas, Orthofix’s spine and orthopedics products are distributed in more than 60 countries via the Company's sales representatives and distributors. For more information, please visit www.orthofix.com.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, relating to our business and financial outlook, which are based on our current beliefs, assumptions, expectations, estimates, forecasts and projections. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “intends,” “predicts,” “potential,” or “continue” or other comparable terminology. These forward-looking statements are not guarantees of our future performance and involve risks, uncertainties, estimates and assumptions that are difficult to predict, including the risks described in Part I, Item 1A under the heading Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2021 (the “2021 Form 10-K”). Factors that could cause or contribute to such differences may include, but are not limited to, (i) risks relating to the effects of the COVID-19 pandemic on our business, including (A) surgeries that use our products being delayed or cancelled as a result of hospitals and surgery centers being closed or limited to life-threatening and/or essential procedures, (B) portions of our global workforce being unable to work fully and/or effectively due to illness, quarantines, government actions, facility closures or other reasons related to the pandemic, (C) disruptions to our supply chain, (D) customers and payors being unable to satisfy contractual obligations to us, including the ability to make timely payment for purchases, (E) general economic weakness in markets in which we operate affecting customer spending, and (F) other unpredictable aspects of the pandemic; (ii) our ability to maintain operations to support our customers and patients in the near-term and to capitalize on future growth opportunities; (iii) risks associated with acceptance of surgical products and procedures by surgeons and hospitals, (iv) development and acceptance of new products or product enhancements, (v) clinical and statistical verification of the benefits achieved via the use of our products, (vi) our ability to adequately manage inventory, (vii) our ability to recruit and retain management and key personnel, and (viii) the other risks and uncertainties more fully described in our periodic filings with the Securities and Exchange Commission (the “SEC”). To the extent that the COVID-19 pandemic continues to adversely affect our business and financial results, it may also have the effect of heightening many of the other risks described in Part I, Item 1A under the heading Risk Factors in our 2021 Form 10-K, such as our ability to generate sufficient cash flows to run our business and our ability to protect our information technology networks and infrastructure from unauthorized access, misuse, malware, phishing and other events that could have a security impact as a result of our remote working environment or otherwise. As a result of these various risks, our actual outcomes and results may differ materially from those expressed in these forward-looking statements.

This list of risks, uncertainties and other factors is not complete. We discuss some of these matters more fully, as well as certain risk factors that could affect our business, financial condition, results of operations, and prospects, in reports we file from time-to-time with the SEC, which are available to read at www.sec.gov. Any or all forward-looking statements that we make may turn out to be wrong (due to inaccurate assumptions that we make or otherwise), and our actual outcomes and results may differ materially from those expressed in these forward-looking statements. You should not place undue reliance on any of these forward-looking statements. Further, any forward-looking statement speaks only as of the date hereof, unless it is specifically otherwise stated to be made as of a different date. We undertake no obligation to update, and expressly disclaim any duty to update, our forward-looking statements, whether as a result of circumstances or events that arise after the date hereof, new information, or otherwise.

Company Contact
Orthofix Medical Inc.
Alexa Huerta
P: 214-937-3190
E: alexahuerta@orthofix.com

ORTHOFIX MEDICAL INC.

Condensed Consolidated Statements of Operations

	Three Months Ended		Year Ended
	December 31,		December 31,
(U.S. Dollars, in thousands, except share and per share data)	2021	2020	2021	2020
	(unaudited)
Net sales	$125,064	$117,619	$464,479	$406,562
Cost of sales	33,254	29,071	114,914	101,889
Gross profit	91,810	88,548	349,565	304,673
Sales and marketing	57,098	53,716	221,318	204,434
General and administrative	18,262	18,495	69,353	67,948
Research and development	13,243	10,365	49,621	39,056
Acquisition-related amortization and remeasurement	12,560	2,267	17,588	(499)
Operating income (loss)	(9,353)	3,705	(8,315)	(6,266)
Interest expense, net	(437)	(428)	(1,837)	(2,483)
Other income (expense), net	185	2,293	(3,343)	8,381
Income (loss) before income taxes	(9,605)	5,570	(13,495)	(368)
Income tax benefit (expense)	(23,207)	(14,948)	(24,884)	2,885
Net income (loss)	$(32,812)	$(9,378)	$(38,379)	$2,517

Net income (loss) per common share:
Basic	$(1.65)	$(0.48)	$(1.95)	$0.13
Diluted	(1.65)	(0.48)	(1.95)	0.13
Weighted average number of common shares:
Basic	19,859,172	19,418,550	19,690,593	19,267,920
Diluted	19,859,172	19,418,550	19,690,593	19,391,718

ORTHOFIX MEDICAL INC.

Condensed Consolidated Balance Sheets

(U.S. Dollars, in thousands, except share data)	December 31, 2021	December 31, 2020

Assets
Current assets
Cash and cash equivalents	$87,847	$96,291
Restricted cash	—	530
Accounts receivable, net of allowances of $4,944 and $4,848, respectively	78,560	72,423
Inventories	82,974	84,635
Prepaid expenses and other current assets	20,141	16,500
Total current assets	269,522	270,379
Property, plant and equipment, net	59,252	63,613
Intangible assets, net	52,666	60,517
Goodwill	71,317	84,018
Deferred income taxes	1,771	25,042
Other long-term assets	22,095	22,292
Total assets	$476,623	$525,861
Liabilities and shareholders’ equity
Current liabilities
Accounts payable	$26,459	$23,118
Current portion of finance lease liability	2,590	510
Other current liabilities	76,781	80,271
Total current liabilities	105,830	103,899
Long-term portion of finance lease liability	19,890	22,338
Other long-term liabilities	13,969	42,760
Total liabilities	139,689	168,997
Contingencies
Shareholders’ equity
Common shares $0.10 par value; 50,000,000 shares authorized; 19,836,937 and 19,423,874 issued and outstanding as of December 31, 2021 and 2020, respectively	1,983	1,942
Additional paid-in capital	313,951	292,291
Retained earnings	21,000	59,379
Accumulated other comprehensive income	—	3,252
Total shareholders’ equity	336,934	356,864
Total liabilities and shareholders’ equity	$476,623	$525,861

ORTHOFIX MEDICAL INC.
Non-GAAP Financial Measures

The following tables present reconciliations of operating income (loss), net income (loss), EPS, and net cash from operating activities, in each case calculated in accordance with U.S. generally accepted accounting principles (“GAAP”), to, as applicable, non-GAAP financial measures, referred to as "EBITDA," "Adjusted EBITDA," "Adjusted net income," "Adjusted EPS," and "Free cash flow" that exclude items specified in the tables. A more detailed explanation of the items excluded from these non-GAAP financial measures, as well as why management believes the non-GAAP financial measures are useful to them, is included following the reconciliations.

EBITDA and Adjusted EBITDA

	Three Months Ended December 31, 2021
(Unaudited, U.S. Dollars, in thousands)	Global Spine	Global Orthopedics	Corporate	Total Orthofix
Operating income (loss)	$9,016	$(9,484)	$(8,885)	$(9,353)
Other income (expense), net	(279)	(233)	697	185
Depreciation and amortization	2,613	1,557	1,019	5,189
Amortization of acquired intangibles and goodwill impairment	1,829	12,184	—	14,013
EBITDA	$13,179	$4,024	$(7,169)	$10,034
Share-based compensation	1,645	523	1,788	3,956
Foreign exchange impact	294	564	(51)	807
Strategic investments	429	276	1,112	1,817
Acquisition-related fair value adjustments	(1,195)	—	5	(1,190)
(Gain) loss on investment securities	—	—	(643)	(643)
Legal judgments/settlements	69	279	4	352
Succession and transition charges	30	8	37	75
Medical device regulation	1,008	545	558	2,111
Business interruption - COVID-19	2,297	(2,618)	9	(312)
Adjusted EBITDA	$17,756	$3,601	$(4,350)	$17,007

	Year Ended December 31, 2021
(Unaudited, U.S. Dollars, in thousands)	Global Spine	Global Orthopedics	Corporate	Total Orthofix
Operating income (loss)	$41,382	$(14,359)	$(35,338)	$(8,315)
Other income (expense), net	(917)	(2,257)	(169)	(3,343)
Depreciation and amortization	10,367	6,464	3,816	20,647
Amortization of acquired intangibles and goodwill impairment	7,182	13,526	—	20,708
EBITDA	$58,014	$3,374	$(31,691)	$29,697
Share-based compensation	6,361	2,145	6,910	15,416
Foreign exchange impact	966	2,203	812	3,981
Strategic investments	823	2,329	2,548	5,700
Acquisition-related fair value adjustments	(1,645)	—	(370)	(2,015)
(Gain) loss on investment securities	—	—	(643)	(643)
Legal judgments/settlements	462	(381)	(48)	33
Succession and transition charges	482	70	187	739
Medical device regulation	2,753	2,112	3,169	8,034
Business interruption - COVID 19	2,870	(2,592)	42	320
Adjusted EBITDA	$71,086	$9,260	$(19,084)	$61,262

	Three Months Ended December 31, 2020
(Unaudited, U.S. Dollars, in thousands)	Global Spine	Global Orthopedics	Corporate	Total Orthofix
Operating income (loss)	$19,386	$(5,151)	$(10,530)	$3,705
Other income (expense), net	664	1,278	351	2,293
Depreciation and amortization	2,532	2,429	1,056	6,017
Amortization of acquired intangibles	1,784	446	—	2,230
EBITDA	$24,366	$(998)	$(9,123)	$14,245
Share-based compensation	1,495	498	1,816	3,809
Foreign exchange impact	(575)	(1,197)	(349)	(2,121)
Strategic investments	—	1,246	1,686	2,932
Acquisition-related fair value adjustments	300	52	—	352
(Gain) loss on investment securities	—	—	—	—
Legal judgments/settlements	224	95	86	405
Succession and transition charges	5	187	(3)	189
Medical device regulation	35	744	1,366	2,145
Business interruption - COVID-19	14	61	27	102
Adjusted EBITDA	$25,864	$688	$(4,494)	$22,058

	Year Ended December 31, 2020
(Unaudited, U.S. Dollars, in thousands)	Global Spine	Global Orthopedics	Corporate	Total Orthofix
Operating income (loss)	$43,265	$(14,917)	$(34,614)	$(6,266)
Other income (expense), net	1,409	2,028	4,944	8,381
Depreciation and amortization	12,091	6,580	4,288	22,959
Amortization of acquired intangibles	6,271	1,316	—	7,587
EBITDA	$63,036	$(4,993)	$(25,382)	$32,661
Share-based compensation	6,081	2,076	7,107	15,264
Foreign exchange impact	(1,287)	(2,099)	(510)	(3,896)
Strategic investments	30	1,719	3,052	4,801
Acquisition-related fair value adjustments	(7,300)	152	—	(7,148)
(Gain) loss on investment securities	—	—	219	219
Legal judgments/settlements	(196)	641	458	903
Succession and transition charges	2,027	1,589	759	4,375
Medical device regulation	411	1,240	2,333	3,984
Business interruption - COVID 19	403	369	(4,308)	(3,536)
Adjusted EBITDA	$63,205	$694	$(16,272)	$47,627

Adjusted Net Income

	Three Months Ended December 31,		Year Ended December 31,
(Unaudited, U.S. Dollars, in thousands)	2021	2020	2021	2020
Net income (loss)	$(32,812)	$(9,378)	$(38,379)	$2,517
Foreign exchange impact	807	(2,121)	3,981	(3,896)
Strategic investments	1,837	2,947	5,813	4,816
Acquisition-related fair value adjustments	(1,190)	352	(2,015)	(7,148)
Amortization of acquired intangibles and goodwill impairment	14,019	2,231	20,732	7,587
(Gain) loss on investment securities	(643)	—	(643)	219
Legal judgments/settlements	352	405	33	903
Succession and transition charges	75	189	739	4,375
Medical device regulation	2,111	2,145	8,034	3,984
Business interruption - COVID-19	(310)	103	328	(3,532)
Long-term income tax rate adjustment	21,195	11,756	18,537	(4,760)
Adjusted net income	$5,441	$8,629	$17,160	$5,065

Adjusted EPS

	Three Months Ended December 31,		Year Ended December 31,
(Unaudited, per diluted share)	2021	2020	2021	2020
EPS	$(1.65)	$(0.48)	$(1.95)	$0.13
Foreign exchange impact	0.04	(0.11)	0.20	(0.20)
Strategic investments	0.09	0.15	0.29	0.25
Acquisition-related fair value adjustments	(0.06)	0.02	(0.10)	(0.37)
Amortization of acquired intangibles and goodwill impairment	0.70	0.11	1.04	0.39
(Gain) loss on investment securities	(0.03)	—	(0.03)	0.01
Legal judgments/settlements	0.02	0.02	—	0.05
Succession and transition charges	—	0.01	0.04	0.23
Medical device regulation	0.11	0.11	0.40	0.21
Business interruption - COVID-19	(0.02)	0.01	0.02	(0.18)
Long-term income tax rate adjustment	1.07	0.60	0.95	(0.26)
Adjusted EPS	$0.27	$0.44	$0.86	$0.26

Weighted average number of diluted common shares (treasury stock method)	19,972,400	19,611,127	19,952,621	19,404,524

Free Cash Flow

	Year Ended December 31,
(Unaudited, U.S. Dollars, in thousands)	2021	2020

Net cash from operating activities	$18,475	$74,272
Capital expenditures	(19,592)	(17,094)
Free cash flow	$(1,117)	$57,178

Constant Currency

Constant currency is a non-GAAP measure, which is calculated by using foreign currency rates from the comparable, prior-year period, to present net sales at comparable rates. Constant currency can be presented for numerous GAAP measures, but is most commonly used by management to analyze net sales without the impact of changes in foreign currency rates.

EBITDA

EBITDA is a non-GAAP financial measure, which is calculated by adding interest income (expense), net; income tax expense (benefit); and depreciation and amortization (including the impacts of any goodwill impairment) to net income (loss). EBITDA provides management with additional insight to its results of operations. EBITDA is the primary metric used by our Chief Operating Decision Maker in managing our business.

Adjusted EBITDA, Adjusted Net Income and Adjusted EPS

These non-GAAP financial measures provide management with additional insight to its results of operations and are calculated using the following adjustments:

•

Share-based compensation – costs related to our share-based compensation plans, which include stock options, restricted stock, market-based restricted stock units, and our stock purchase plan; see the share-based compensation footnote in our Form 10-K for the year ended December 30, 2021 for an allocation of these costs by consolidated statement of operations line item; note that certain share-based compensation costs are instead included within medical device regulation for 2021 and succession and transition charges for 2020

•	Foreign exchange impact – gains and losses related to foreign currency transactions, which are recorded as other income (expense), net
•	Strategic investments – costs related to our strategic investments, such as due diligence and integration costs, which are primarily recorded as general and administrative expenses
•

Acquisition-related fair value adjustments – comprised of (i) gains and losses related to remeasurement of contingent consideration to fair value, which are recorded as operating expenses, (ii) the amortization of an adjustment made to inventory acquired to reflect the expected selling price of the acquired inventory less the cost of expected selling efforts and a reasonable profit allowance for the selling effort for finished goods inventory, which is recorded as cost of sales, and (iii) costs recognized related to acquired in-process research and development assets, which were expensed immediately.

•

Amortization of acquired intangibles and goodwill impairment – amortization of intangible assets acquired in business combinations or asset acquisitions, including items such as developed technologies, customer relationships, trade names, manufacturing agreements, and other intangible assets, which are recorded in cost of sales or operating expenses; also inclusive of an impairment of goodwill assigned to the Global Orthopedics business segment in 2021

•	(Gain) loss on investment securities – net gains or losses recognized (realized or unrealized) within other income (expense), net relating to certain of our investments
•	Legal judgments/settlements – adverse or favorable legal judgments or negotiated legal settlements, which are recorded as general and administrative expenses
•

Succession and transition charges – costs related to the transition of certain named executive officers and certain targeted restructuring costs, including any cessation and onboarding amounts, accelerated share-based compensation expense, consulting services, and other related expenses, which are primarily recorded as general and administrative expenses

•

Medical device regulation – incremental costs incurred (i) to establish initial compliance with the regulations set forth by the European Union Medical Device Regulation (“MDR”) and the U.S. Food and Drug Administration related to our currently-approved medical devices, which are recorded primarily as research and development expenses, and (ii) related to rationalization of certain product lines that we do not expect to continue to market subsequent to the effective date of these regulations, which are recorded primarily as costs of sales

•

Business interruption – COVID-19 – gains and losses related to the realized effects the COVID-19 pandemic has had on our business operations, which consist primarily of i) certain proceeds received as part of the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) and other legislation, ii) inventory reserve adjustments related to product set to expire, which are reflected in cost of sales, iii) costs associated with the redesign of certain products in response to supply chain disruption, and iv) incremental costs incurred to enhance the safety and sanitation of our facilities

•

Long-term income tax rate adjustment – reflects management’s expectation of a long-term normalized effective tax rate of 27% for 2020 and 2021 results and 28% for the fiscal year 2022 outlook, which is based on current tax law and current expected adjusted income; actual reported tax expense will ultimately be based on GAAP earnings and may differ from the expected long-term normalized effective tax rate due to a variety of factors, including the resolutions of issues arising from tax audits with various tax authorities, the ability to realize deferred tax assets, and the tax impact of certain reconciling items that are excluded in determining Adjusted Net Income and Adjusted EPS

Free Cash Flow

Free cash flow is a non-GAAP financial measure, which is calculated by subtracting capital expenditures from cash flow from operating activities. Free cash flow is an important indicator of how much cash is generated or used by our normal business operations, including capital expenditures. Management uses free cash flow as a measure of progress on its capital efficiency and cash flow initiatives.

Usefulness and Limitations of Non-GAAP Financial Measures

Management uses non-GAAP measures to evaluate performance period over period, to analyze the underlying trends in our business, to assess performance relative to competitors and to establish operational goals and forecasts that are used in allocating resources. Management uses these non-GAAP measures as the basis for assessing the ability of the underlying operations to generate cash. In addition, management uses these non-GAAP measures to further its understanding of the performance of our business units.

Material Limitations Associated with the Use of Non-GAAP Financial Measures

The non-GAAP measures used in this press release may have limitations as analytical tools, and should not be considered in isolation or as a replacement for GAAP financial measures. Some of the limitations associated with the use of these non-GAAP financial measures are that they exclude items that reflect an economic cost and can have a material effect on cash flows. Similarly, certain non-cash expenses, such as equity compensation, do not directly impact cash flows, but are part of total compensation costs accounted for under GAAP.

Compensation for Limitations Associated with Use of Non-GAAP Financial Measures

We compensate for the limitations of our non-GAAP financial measures by relying upon GAAP results to gain a complete picture of our performance. The GAAP results provide the ability to understand our performance based on a defined set of criteria. The non-GAAP measures reflect the underlying operating results of our businesses, which we believe is an important measure of our overall performance. We provide a detailed reconciliation of the non-GAAP financial measures to our most directly comparable GAAP measures, and encourage investors to review this reconciliation.

Usefulness of Non-GAAP Financial Measures to Investors

We believe that providing non-GAAP financial measures that exclude certain items provides investors with greater transparency to the information used by senior management in its financial and operational decision-making. Management believes it is important to provide investors with the same non-GAAP metrics it uses to supplement information regarding the performance and underlying trends of our business operations in order to facilitate comparisons to its historical operating results and internally evaluate the effectiveness of our operating strategies. Disclosure of these non-GAAP financial measures also facilitates comparisons of our underlying operating performance with other companies in the industry that also supplement their GAAP results with non-GAAP financial measures.

Source

Orthofix Medical Inc.